Oppenheimer Main Street Fund
Period Ending 2/29/12
Exhibit 77C

SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Main Street Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in (Proposal No. 2) and (Proposal No. 3) were approved as described in the Fund’s proxy statement for that meeting.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L Armstrong                                           92,599,213                                2,587,974
Edward L. Cameron                                           92,699,363                                2,487,824
Jon S. Fossel                                           92,857,165                                2,330,022
Sam Freedman                                           92,716,379                                2,470,809
Richard F. Grabish                                           92,906,613                                2,280,574
Beverly L. Hamilton                                           92,948,506                                2,238,681
Robert J. Malone                                           92,867,268                                2,319,920
F. William Marshall, Jr.                                           92,861,211                                2,325,976
Victoria J. Herget                                           92,883,213                                2,303,974
Karen L. Stuckey                                           92,862,497                                2,324,690
James D. Vaughn                                           92,877,377                                2,309,810
William F. Glavin, Jr.                                           92,839,334                                2,347,853

2a:  Proposal to revise the fundamental policy relating to borrowing

For                              Against                                Abstain                                Broker Non Vote
66,628,590                              4,012,758                                1,914,959                                22,630,880

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments

For                              Against                                Abstain                                Broker Non Vote
66,951,917                              3,664,173                                1,940,221                                22,630,880

2c:  Proposal to remove the fundamental policy relating to diversification of investments

For                              Against                                Abstain                                Broker Non Vote
66,563,030                              4,039,220                                1,954,060                                22,630,880

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
66,628,933                              3,918,345                                2,009,024                                22,630,880

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities

For                              Against                                Abstain                                Broker Non Vote
66,785,771                              3,802,776                                1,967,763                                22,630,880

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities

For                              Against                                Abstain                                Broker Non Vote
66,498,079                              3,995,216                                2,063,014                                22,630,880
2h:  Proposal to revise the fundamental policy relating to senior securities

For                              Against                                Abstain                                Broker Non Vote
66,768,452                              3,794,840                                1,993,015                                22,630,880

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
66,738,627                              3,874,478                                1,943,202                                22,630,880

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
64,442,072                              6,071,549                                2,042,685                                22,630,880

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
66,523,528                              4,025,178                                2,007,599                                22,630,880

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
67,946,447                              2,845,148                                1,763,029                                22,630,880